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                                                                 Exhibit 10.24

                    INTERGRAPH / QUALIX AGREEMENT AMENDMENT


On this the         day of May, 1997 this Amendment is entered into by and
           ---------
between Intergraph Corporation, hereinafter referred to as "Licensee," and Qualix Group (and Octopus Technologies, as a division of Qualix Group) hereinafter referred to as "Licensor."

WHEREAS, the parties hereto entered into an OEM License Agreement dated July 31, 1996, and they desire to amend said License from the date of the signing of this amendment until December 31,1997.

WHEREAS, Licensee agrees to bundle Licensor's Octopus Server with Super Automatic Switch Over with all of Licensee's high availability servers (models identified in Amendment Exhibit A below), and

WHEREAS, Licensee has the right to bundle Octopus Server with Super Automatic Switch Over with all other Intergraph Intel Based servers and workstations, and has the right to sell Octopus Server with Super Automatic Switch Over as standalone product to existing Intergraph customers for installation only with Intergraph servers. Or Intergraph's OEM customers servers.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, Licensee and Licensor hereby agree that the existing OEM License Agreement between Licensee and Licensor shall be amended as follows:

1. Licensee shall agree to ship Licensor's Octopus Server with Super Automatic Switch Over product on all units of Licensee's high availability servers (as defined in Amendment Agreement Exhibit A) for the lessor of: a royalty of $300.00 U.S. per unit or 20% of the published list price of the product. Licensee agrees to report shipments monthly and pay 30 days post receipt of product, as dictated in original OEM agreement

2. Licensee has the right to ship Licensor's Octopus Server with Super Automatic Switch Over product with all other Intergraph Intel Based servers and workstations and has the right to sell Octopus Server with Super Automatic Switch Over as standalone product to existing Intergraph customers for installation only with Intergraph servers, or Intergraph OEM customer servers. The same royalty of $300.00 US per unit, or 20% of the published list price of the product, applies for these systems. Licensee agrees to report shipments monthly and pay 30 days post receipt of product, as dictated in original OEM agreement.

3. Licensee agrees to pay Licensor a per unit annual maintenance fee of $100 for maintenance for Octopus Server with Super Automatic Switch Over. This fee will be paid to Licensor upon Licensee selling a maintenance agreement on Octopus Server with Super Automatic Switch Over, Licensee agrees to report maintenance units and pay the royalty on a quarterly basis (due within 15 days after the end of a quarter), Product upgrades, bug fixes and version releases are only provided to Licensee upon payment of the maintenance royalty amount. Licensor agrees to continue to provide second tier support to Intergraph.

4. Licensee has the right to ship Licensor's Octopus WinStation product with all Intergraph Intel Based servers and workstations, or Intergraph OEM customer servers, for the lessor of: a royalty of $100 per unit or 20% of the published list price of the product. Licensee agrees to report shipments monthly and pay 30 days post receipt of product, as dictated in original OEM agreement Licensor agrees to pay Licensor a per unit annual maintenance fee of $33 for maintenance for Octopus WinStation product. Licensee agrees to report maintenance units and pay the royalty on a quarterly basis (due within 15 days after the end of a quarter). Product upgrades, bug fixes and version releases are only provided upon payment of the maintenance royalty amount. Licensor agrees to provide second tier support to Intergraph.

5. Licensee agrees to purchase all of the following from Licensor:

   1) A minimum of $100,000 in product or maintenance by June 30, 1997. Products can include: Octopus Server with Super Automatic Switch Over, Octopus WinStation or maintenance.


05/21/97              Agreement Amendment to Intergraph                       1
                     and Octopus OEM Licensense Agreement
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   2) A minimum of $250,000 in product or maintenance between July 1, 1997 and
   September 30, 1997. Products can include: Octopus Server with Super Automatic Switch Over, Octopus WinStation or maintenance.

6. Licensee agrees to actively market the integrated failover solution, starting with a press release announcing the agreement. Licensee agrees to communicate joint-marketing activity to be spent on promoting the integrated failover solution to Licensor on a quarterly basis.

7. This amendment to the agreement applies world-wide. Licensee will agree to observer local Licensor pricing at a minimum.

8. Licensee will give Licensor per copy unit breakdowns by State (US) and Country(WW). If possible, License will give Licensor per copy unit breakdown by zip code.

9. Licensor will ship to Intergraph a "Gold CD" and documentation (manuals as requested) for integrated distribution with Licensee's high availability servers. Licensor will ship Intergraph retail product as ordered for standalone product purchases for use with Intergraph servers (or Intergraph OEM customer servers).


The OEM License Agreement, other than as amended herein, shall remain in effect and this, along with the amendment herein, and shall constitute the amended OEM License Agreement.



INTERGRAPH CORPORATION                  QUALIX GROUP (Octopus Technologies as a
                                        division of Qualix Group)

By:                                     By:
   -----------------------------           --------------------------

Name: Milton H. Legg                    Name: Bruce Felt
      --------------                          ----------

Title: Executive Manager                Title: CFO
      ------------------                       ---

Date:                                   Date:
     ---------------------------             ------------------------



05/21/97              Agreement Amendment to Intergraph                       2
                     and Octopus OEM Licensense Agreement
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                         AMENDMENT AGREEMENT EXHIBIT A
                         -----------------------------
                       HIGH AVAILABILITY SERVERS DEFINED
                       ---------------------------------


INTERGRAPH HIGH AVAILABILITY SERVERS DEFINED TO BE MODELS: INTERGRAPH AGREES TO BUNDLE OCTOPUS SERVER WITH SUPER AUTOMATIC SWITCH OVER WITH ALL OF THESE MODELS


1.    InterServe 635
2.    InterServe 645
3.    InterServe 650
4.    InterServe 660



THE FOLLOWING MODELS WILL BE OFFERED AS BOTH HIGH AVAILABILITY MODELS AND NON HIGH AVAILABILITY MODELS.

INTERGRAPH AGREES TO BUNDLE OCTOPUS SERVER WITH SUPER AUTOMATIC SWITCH OVER WITH THESE MODELS WHEN DESIGNED "HIGH AVAILABILITY" MODELS
1.  InterServe 650Tx
2.  InterServe 660Tx

05/21/97              Agreement Amendment to Intergraph                       3
                     and Octopus OEM Licensense Agreement